UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 8, 2011
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Christopher & Banks Corporation (the “Company”) filed on January 13, 2011, disclosing Larry C. Barenbaum’s election as President and Chief Executive Officer of the Company (collectively, “CEO”), effective January 10, 2011.  This Amendment No. 1 amends the original 8-K filing solely to include information regarding Mr. Barenbaum’s compensation arrangements, which were approved by the Board of Directors of the Company on January 29, 2011, and does not affect the accuracy of the information provided in the original 8-K filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2011, in connection with Mr. Barenbaum’s earlier election as the Company’s CEO, and based upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of the Company, the Board and Mr. Barenbaum agreed to the compensation arrangements described herein.  During his tenure as CEO, Mr. Barenbaum will be entitled to:

•                  a base salary in the amount of $500,000 per year;

•                  participate in the Company’s annual incentive plan whereby Mr. Barenbaum is eligible to receive, based on the Company’s achievement of certain performance objectives, an annual bonus equal to a percentage of his base salary, to be determined by the Compensation Committee;

•                  an “employee inducement award” (as defined in the NYSE’s Rule 303A.08 and as approved by the NYSE on January 26, 2011) of a non-qualified stock option to purchase 1,350,000 shares of the Company’s common stock, which will vest ratably over a three-year period and which is intended to represent a three-year grant of equity.  This award was not made pursuant to the Company’s Amended and Restated 2005 Stock Incentive Plan, but is intended to be in lieu of any future long-term incentive equity grant to be provided to Mr. Barenbaum during his initial three-year period of service as CEO;

•                  14,000 shares of restricted stock, which will vest immediately and which represent the shares of restricted stock remaining as part of the grant of restricted stock to Mr. Barenbaum in conjunction with his election as Interim Chief Executive Officer on October 19, 2010; and

•                  a monthly car allowance of $1,000.

Mr. Barenbaum is also eligible to participate in the Company’s 401(k) plan and is entitled to receive other benefits customarily provided to the Company’s executives, including participation in the Company’s health, disability, life insurance and PTO programs.  Effective upon the Board and Mr. Barenbaum reaching agreement with respect to the compensation described above, all compensation otherwise to be paid to Mr. Barenbaum for his services as Interim Chief Executive Officer, other than earned but unpaid compensation and the 14,000 shares of restricted stock discussed above, immediately ceased.

In addition, Mr. Barenbaum and the Company entered into a severance agreement effective as of January 10, 2011 (the “Agreement”).  The Agreement provides that Mr. Barenbaum is an at-will employee and thus may be terminated at any time with or without “cause,” as defined in the Agreement.  If the Company terminates Mr. Barenbaum’s employment prior to January 10, 2013 (i.e., within 24 months following the effective date of his election as CEO) without cause, and Mr. Barenbaum executes a general release of claims in favor of the Company, the Company will be obligated to pay Mr. Barenbaum a severance payment in the aggregate amount of $250,000 over a period of six months and will also be obligated to pay the Company portion of COBRA health and dental premiums for a period equal to the severance period, unless Mr. Barenbaum and/or the Company are eligible for a government subsidy with respect to such COBRA benefits.  If, however, Mr. Barenbaum secures other employment, self-employment or a consulting position, the severance amount payable by the Company shall be offset and reduced (but not below a minimum severance of $125,000) by such other cash compensation that Mr. Barenbaum earns through this other employment, self-employment or consulting arrangement.  The Agreement also prohibits Mr.

Barenbaum from certain competitive activities during the period of his employment and for a period of one year after his employment termination.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

A press release, dated January 31, 2011, announcing Mr. Barenbaum’s “employee inducement award” is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Agreement by and between Christopher & Banks Corporation and Larry Barenbaum effective as of January 10, 2011.

99.1	Press Release issued by Christopher & Banks Corporation dated January 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Vice President, Finance, Chief Accounting Officer and Interim Chief Financial Officer

Date:  January 31, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement by and between Christopher & Banks Corporation and Larry Barenbaum effective as of January 10, 2011.

99.1	Press Release issued by Christopher & Banks Corporation dated January 31, 2011.